UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2016

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2016, PhotoMedex, Inc. (the “Company”) (Nasdaq and TASE: PHMD) and its subsidiary PhotoMedex Technology, Inc. (“PTECH”) entered into a First Amendment (the “First APA Amendment”) to the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and PTECH, and Pharma Cosmetics Laboratories Ltd., an Israeli corporation, and its subsidiary Pharma Cosmetics Inc., a Delaware corporation (together “PHARMA”) under which PHARMA is to acquire PTECH’s Neova® skincare business (the “Transferred Business”). This transaction was previously reported on a Current Report filed on Form 8-K on August 30, 2016.

The First APA Amendment provides that PHARMA will hold in trust the sum of $50,000 until such time as the Company and PTECH obtain a signed Worldwide Ttrademark Co-existence Agreement and Consent to Assignment from Singer-Kosmetik GmbH, a German company formed under the laws of Germany, (“Singer”) regarding the use by both Singer and the Transferred Business of their respective trademarks.

Also on September 15, 2016, the Company and PTECH entered into a First Amendment (the “First TSA Amendment”) to the Transition Services Agreement (the “Transition Services Agreement”) between the Company, PTECH and PHARMA, under which the Company and PTECH will continue to provide PHARMA with certain accounting, benefit, payroll, regulatory, IT support and other services for periods ranging from approximately three to up to nine months following the closing. During those periods, PHARMA will arrange to transition the services it receives to its own personnel.  PHARMA was also to have the right to continue occupying certain portions of PHMD’s Willow Grove, Pennsylvania facility and the Orangeburg, New York facility of PHMD’s Radiancy, Inc. subsidiary for a period of time. As a result of the First TSA Amendment, PHARMA will not have the right to occupy portions of the Pennsylvania facility.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closing of Asset Purchase Agreement

On September 15, 2016, 2016 (the “Closing Date”), the Company and PTECH completed the disposition of the Transferred Business to PHARMA. On that date, pursuant to the terms of the Asset Purchase Agreement, PHARMA acquired all of the assets related to and associated with the Transferred Business, including but not limited to intellectual property, product inventory, accounts receivable and payable, and other tangible and intangible assets connected with the conduct of that Transferred Business. In exchange for these assets, the Company received a net payment from PHARMA of $1.5 million, subject to a post-closing working capital adjustment, pursuant to which the amount paid to the Company at closing will be adjusted up or down by an amount equal to the difference between the defined actual working capital and the target net working capital of $200,000. Target working capital is defined as the net Accounts Receivable less trade Accounts Payable related to the Transferred Business as of the closing date.

An additional $250,000 was placed into an escrow fund held by U.S. Bank National Association as Escrow Agent.  The funds shall remain in escrow for one year following the closing of the transaction.  Also, PHARMA has withheld $50,000 at closing pending the Company’s obtaining certain agreements described above in Item 1.01.

The foregoing description of the Asset Purchase Agreement, its ancillary agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the Asset Purchase Agreement, the Escrow Agreement, and the Transition Services Agreement, which were incorporated by reference as exhibits in the Form 8-K filed on August 30, 2016.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits
2.1	First Amendment to the Asset Purchase Agreement, dated September 15, 2016
2.2	First Amendment to the Transition Services Agreement, dated September 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: September 20, 2016	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer